UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 18, 2011
(Date of earliest event reported):	March 15, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Variable Compensation Plan Awards

On March 15, 2011, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved awards for Fulton’s senior executive officers (the “Executives”) under the Variable Compensation Plan (the “VCP”).

In making its recommendations to the Board for awards to the Executives under the VCP, the HR Committee confirmed that Fulton had achieved the designated earnings per share threshold when compared to a performance peer group as selected by the HR Committee. The HR Committee based its recommendations of individual awards under the VCP on its assessment of each of the Executives’ overall 2010 performance and their performance in relation to specific performance factors established under the VCP. The HR Committee determined that each of the Executives had achieved a level of performance in 2010 to qualify for an award under the VCP. Based on the HR Committee’s assessment of each Executives’ performance, the HR Committee recommended that Messrs. Smith, Wenger, Nugent, Shreiner and Hill receive awards under the VCP of $480,214, $179,988, $208,955, $127,040 and $96,135, respectively for 2010 performance. Because Fulton was a participant in the Capital Purchase Program (the “CPP”), which was authorized under the Emergency Economic Stabilization Act of 2008, for a portion of 2010 Fulton was prohibited from making certain bonus payments to the Executives, including a portion of the awards under the VCP for 2010. Because of these prohibitions, approximately 54% of the VCP awards, which relate to performance before July 14, 2010, when Fulton repaid the CPP funds in full, have been forfeited by the Executives. The 2010 cash award payments to Messrs. Smith, Wenger, Nugent, Shreiner and Hill under the VCP are set forth in the table below.

Office	Title	2010 VCP Award Payment
R. Scott Smith, Jr.	Chairman and Chief Executive Officer	$220,898
E. Philip Wenger	President and Chief Operating Officer	$82,794
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer	$96,119
James E. Shreiner	Senior Executive Vice President	$58,438
Craig H. Hill	Senior Executive Vice President	$44,222

2011 Variable Compensation Plan Summary

On March 15, 2011, the Board, based on the recommendations of the HR Committee, approved amendments to the VCP, to be effective January 1, 2011, for the Executives and other eligible Fulton officers. A Summary Description of the VCP, as amended, is attached hereto as Exhibit 99.1 and incorporated by reference, which updates and replaces Fulton’s previously filed VCP Summary Description.

Item 7.01 - Regulation FD Disclosure; Item 8.01 - Other Events

On March 15, 2011, Fulton announced that the Board authorized an increase in the regular quarterly cash dividend.  The regular quarterly cash dividend, which will increase to four cents per share, will be payable on April 15, 2011 to shareholders of record as of March 28, 2011. This amount is a one cent increase per share over the three cents per share paid in January of 2011. The March 15, 2011 cash dividend press release is attached hereto as Exhibit 99.2 and incorporated by reference. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Financial Corporation Variable Compensation Plan Summary Description, as of January 1, 2011
99.2	Fulton Financial Corporation Press Release dated March 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2011	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer